UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 13, 2023

Date of Report (Date of earliest event reported)

FG GROUP HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

5960 Fairview Road, Suite 275
Charlotte, North Carolina	28210
(Address of principal executive offices)	(Zip Code)

(704) 994-8279

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	FGH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

2023 Credit Agreement – Strong/MDI Screen Systems Inc.

On January 13, 2023, Strong/MDI Screen Systems Inc. (the “Borrower”), a wholly-owned subsidiary of FG Group Holdings Inc. (the “Company”), and Canadian Imperial Bank of Commerce (the “Lender”) together entered into an amended and restated demand credit agreement (the “2023 Credit Agreement”), which amends and restates the demand credit agreement dated as of May 31, 2021, between the Borrower and the Lender.

The 2023 Credit Agreement consists of a revolving line of operating credit in a maximum aggregate principal amount of CDN$5.0 million, subject to certain conditions set forth in the 2023 Credit Agreement (the “Line of Credit”), a 20-year demand installment loan in the aggregate principal amount of CDN$3.1 million (the “Installment Loan”), and a business credit card line with a credit limit of CDN$75,000 (together with the Installment Loans and the Line of Credit, the “Credit Facilities”).

Amounts outstanding under the Line of Credit will bear interest at the prime rate set by the Lender plus 1.00% per annum. The Borrower has the option to repay any amount outstanding under the Line of Credit at any time, with all outstanding interest and principal amounts payable upon demand by the Lender.

The Installment Loan will bear interest at the prime rate plus 0.50% and will be payable in consecutive equal monthly installments, plus accrued interest, over a period of approximately 20 years. The Lender may also demand repayment of the Installment Loan at any time. The Borrower is permitted to prepay all or part of an Installment Loan at any time without notice or penalty, provided that the Borrower is not in default on the applicable loan.

The Credit Facilities are secured by a lien on the Borrower’s Quebec, Canada facility and substantially all of the assets of the Borrower.

The Credit Facilities contain customary covenants, including as to compliance with laws (including environmental laws), delivery of quarterly and annual financial statements, maintenance of insurance, restrictions on the use of loan proceeds (with the proceeds from the Line of Credit to be used for the Borrower’s day-to-day business operations and working capital, the proceeds from the Installment Loan to be used to refinance the existing indebtedness against the Borrower’s Quebec, Canada facility) and other customary covenants. The Borrower is also required to comply during the term of the Credit Facilities with the following financial covenants, to be measured quarterly:

●	Total Liabilities to Effective Equity Ratio: The Borrower is required to maintain a ratio of total liabilities to “Effective Equity” (tangible shareholders’ equity, less (a) amounts receivable from affiliates, agents or representatives and (b) intangible assets, plus all postponed debt) not in excess of 2.50:1.0.

●	Fixed Charge Coverage Ratio: The Borrower is required to maintain a current ratio of EBITDA to the sum of (a) debt service requirements (which shall include amortization of the limit of the Line of Credit over 20 years), (b) cash income taxes, (c) unfunded capital, and (d) Restricted Payments (any payment (i) of any dividends on any of its shares, (ii) on account of the purchase, redemption or other acquisition of any of its shares or any rights to acquire any such shares, or any other distribution in respect of any of its shares, (iii) of any principal, interest or other amount in respect of any Postponed Debt, or (iv) by way of gift or other gratuity or in an amount exceeding an arms-length amount to any of its shareholders or affiliates or to any director or officer thereof) of not less than 1.1:1.0.

The Credit Facilities contain customary events of default and remedies for credit facilities of this nature.

The foregoing description of the Credit Facilities does not purport to be complete and is qualified in its entirety by reference to the 2023 Credit Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Strong Studios, Inc. - Amendment to Assignment and Attachment Agreement; Termination of Distribution Agreement

On January 13, 2023, Strong Studios, Inc. (“Studios”), a wholly-owned subsidiary of the Company, Landmark Studio Group LLC (“LSG”) and Screen Media Ventures, LLC (“SMV”) entered into a letter agreement (the “Amendment and Termination Agreement”). As previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2022, Studios and LSG entered into that certain Assignment and Attachment Agreement dated March 3, 2022 (as amended, the “AA Agreement”), pursuant to which LSG assigned and transferred its rights in certain television projects to Studios, including the original episodic television series project currently entitled “Flagrant”. In connection with the AA Agreement, Studios and SMV entered into a distribution agreement (the “Distribution Agreement”) pursuant to which Studios granted the worldwide distribution rights in Flagrant to SMV. The Amendment and Termination Agreement (i) terminated the Distribution Agreement and (ii) amended the AA Agreement to (a) remove references to the Distribution Agreement, (b) remove any approval rights of LSG over any press releases pertaining to the distribution of Flagrant, and (c) delete all reversion rights of LSG in Flagrant. Studios now controls the worldwide distribution rights in and to Flagrant.

The foregoing description of the Amendment and Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment and Termination Agreement, filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the 2023 Credit Agreement included in Item 1.01 to this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1*	Amended and restated demand credit agreement dated as of January 13, 2023, between the Borrower and the Lender
10.2	Amendment and Termination Agreement dated as of January 13, 2023, between Studios, LSG and SMV
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Exhibits and schedules to this Exhibit have been omitted pursuant to Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FG GROUP HOLDINGS INC.

Date: January 17, 2023	By:	/s/ Todd R. Major
Todd R. Major
Chief Financial Officer